Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements

•	Form S-8, No. 333-41123,

•	Form S-8, No. 333-61559,

•	Form S-8, No. 333-76360,

•	Form S-8, No. 333-87694,

•	Form S-3, No. 333-102100, and

•	Form S-3, No. 333-112659.

of our report dated November 22, 2004 with respect to the fiscal 2004 consolidated financial statements of Integral Systems, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2004.

/s/ Grant Thornton LLP

Vienna, Virginia

December 10, 2004